Exhibit 21

Subsidiaries of Entergy Corporation as of December 31, 2010

Certain subsidiaries, which if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary as of December 31, 2010, have been omitted.

Name of Company	State of Incorporation

Entergy Corporation	Delaware
Entergy Arkansas, Inc.	Delaware
System Fuels, Inc	Louisiana
Arkansas Power & Light Company	Arkansas
Entergy Arkansas Restoration Funding, LLC	Delaware
EGS Holdings, Inc.	Texas
Entergy Gulf States Louisiana, L.L.C.	Louisiana
Varibus LLC (Varibus)	Texas
Prudential Oil & Gas LLC (57.5%)	Texas
Southern Gulf Railway LLC (57.5%)	Texas
Gulf States Utilities Company	Texas
Entergy Louisiana Holdings, Inc	Texas
Entergy Louisiana Properties, LLC	Texas
System Fuels, Inc	Louisiana
Entergy Louisiana, LLC	Texas
Louisiana Power & Light Company	Louisiana
Entergy Mississippi, Inc	Mississippi
System Fuels, Inc	Louisiana
Jackson Gas Light Company	Mississippi
Entergy Power & Light Company	Mississippi
The Light, Heat and Water Company of Jackson, Mississippi	Mississippi
Mississippi Power & Light Company	Mississippi
Entergy New Orleans, Inc.	Louisiana
System Fuels, Inc.	Louisiana
New Orleans Public Service, Inc	Louisiana
Entergy Texas, Inc.	Texas
Entergy Texas Restoration Funding, LLC	Delaware
Entergy Gulf States Reconstruction Funding I, LLC	Delaware
Prudential Oil & Gas LLC (42.5%)	Texas
Southern Gulf Railway LLC (42.5%)	Texas
GSG&T Inc.	Texas
System Energy Resources, Inc	Arkansas
Entergy Services, Inc.	Delaware
Entergy Operations, Inc	Delaware
Entergy Power, LLC	Delaware
Entergy Enterprises, Inc.	Delaware
Entergy Nuclear, Inc.	Delaware
TLG Services, Inc	Connecticut
Entergy Nuclear PFS Company	Delaware
Entergy Nuclear Potomac Company	Delaware
Entergy Nuclear Holding Company # 1	Delaware
Entergy Nuclear Generation Company	Delaware
Entergy Nuclear New York Investment Company I	Delaware
Entergy Nuclear Indian Point 3, LLC	Delaware
Entergy Nuclear FitzPatrick, LLC	Delaware

Name of Company	State of Incorporation

Entergy Nuclear Holding Company # 2	Delaware
Entergy Nuclear Operations, Inc	Delaware
Entergy Nuclear Fuels Company	Delaware
Entergy Nuclear Holding Company	Delaware
Entergy Nuclear Midwest Investment Company, LLC	Delaware
Entergy Nuclear Palisades, LLC	Delaware
Entergy Nuclear Holding Company # 3,	Delaware
Entergy Nuclear Indian Point 2, LLC	Delaware
Entergy Nuclear Nebraska, LLC	Delaware
Entergy Nuclear Vermont Investment Company, LLC	Delaware
Entergy Nuclear Vermont Yankee, LLC	Delaware
Entergy Nuclear Finance Holding, Inc	Delaware
Entergy Nuclear Finance, LLC	Delaware
Entergy Global Trading Holdings, LTD	Delaware
Entergy Nuclear Power Marketing, LLC	Delaware
EWO Wind II, LLC	Delaware
Entergy International Holdings, Ltd.	Delaware
Entergy International Ltd. LLC	Delaware
Entergy Holdings Company, LLC	Delaware